                                                                  EXHIBIT 3(ii)







                                   BY - LAWS

                            VULCAN MATERIALS COMPANY



            (Incorporated under the laws of the State of New Jersey)

                                   Restated:        February 2, 1990
                                   Amended:         June 27, 1990
                                                    March 27, 1991
                                                    February 5, 1992
                                                     (eff. 5/11/92)
                                                    May 11, 1992
                                                    December 8, 1992
                                                    February 12, 1993
                                                    March 5, 1995
                                                    February 17, 1996
                                                    May 17, 1996
                                                    February 14, 1997
                                                    February 12, 1999

                                     INDEX


                                                                                                                    PAGE
                                                                                                                    ----


ARTICLE I                  Shareholders' Meetings

                           Section 1.1      Annual Meetings......................................................     1
                           Section 1.2      Special Meetings.....................................................     1
                           Section 1.3      Notice and Purpose of Meetings.......................................     1
                           Section 1.4      Quorum and Adjournments..............................................     1
                           Section 1.5      Organization.........................................................     2
                           Section 1.6      Voting...............................................................     2
                           Section 1.7      Selection of Inspectors..............................................     3
                           Section 1.8      Duties of Inspectors.................................................     3

ARTICLE II                 Directors

                           Section 2.1      Number, Qualification, Tenure, Term,
                                            Quorum, Vacancies, Removal
                                            (a)      Number, Qualification and Tenure............................     4
                                            (b)      Term........................................................     4
                                            (c)      Quorum......................................................     5
                           Section 2.2      Meetings of the Board of Directors...................................     5
                           Section 2.3      Committees of the Board of Directors.................................     6
                           Section 2.4      Participation in Meetings by Means of
                                            Conference Telephone or Similar Instrument...........................     7
                           Section 2.5      Action of Board of Directors and
                                            Committees Without a Meeting.........................................     7
                           Section 2.6      Dividends............................................................     7
                           Section 2.7      Conflict of Interest.................................................     8

ARTICLE III                Officers

                           Section 3.1      (a)      Corporate Officers..........................................     8
                                            (b)      Group Officers..............................................     8
                                            (c)      Division and Business Unit Officers.........................     9
                           Section 3.2      (a)      Term and Removal of Officers of
                                                     the Corporation.............................................     9
                                            (b)      Term and Removal of Group and
                                                     Division Officers...........................................     9
                           Section 3.3      (a)      Chairman of the Board.......................................     9
                                            (b)      Vice Chairman...............................................     9
                           Section 3.4      Chief Executive Officer..............................................    10
                           Section 3.5      Chief Operating Officer..............................................    10
                           Section 3.6      President............................................................    10
                           Section 3.7      Chief Administrative Officer.........................................    10
                           Section 3.8      Vice Presidents......................................................    11
                           Section 3.9      General Counsel......................................................    11
                           Section 3.10     Secretary............................................................    11
                           Section 3.11     Treasurer............................................................    11
                           Section 3.12     Controller...........................................................    12
                           Section 3.13     Other Officers.......................................................    12
                           Section 3.14     Voting Corporation's Securities......................................    12


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

ARTICLE IV        Indemnification of Directors, Officers
                           and Employees.........................................................................    13

ARTICLE V                  Certificates of Stock

                           Section 5.1      Transfer of Shares...................................................    15
                           Section 5.2      Transfer Agent and Registrar.........................................    15
                           Section 5.3      Fixing Record Date...................................................    15
                           Section 5.4      Lost, Stolen or Destroyed Certificates...............................    15

ARTICLE VI        Miscellaneous

                           Section 6.1      Fiscal Year..........................................................    16
                           Section 6.2      Corporate Seal.......................................................    16
                           Section 6.3      Delegation of Authority..............................................    16
                           Section 6.4      Notices..............................................................    16

ARTICLE VII                By-Laws and Their Amendments..........................................................    17

ARTICLE VIII               National Emergency....................................................................    17

                                   ARTICLE I
                             Shareholders' Meetings


         SECTION 1.1.      Annual Meetings

                  (a) The annual meeting of the shareholders of the corporation may be held at such place within or without the State of New Jersey as may be fixed by the Board of Directors, at 10 a.m., local time, or at such other hour as may be fixed by the Board of Directors, on such day in April or May of each year as may be fixed by the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting.

                  (b) If the annual meeting for the election of directors is not held in one of the months set forth in Section 1.1(a), the Board of Directors shall cause the meeting to be held as soon thereafter as convenient.

         SECTION 1.2.      Special Meetings

                  (a) Special meetings of the shareholders may be called by the Board of Directors, the chairman of the Board of Directors or the chief executive officer.

                  (b) Special meetings shall be held at such time and date and at such place as shall have been fixed by the Board of Directors, the chairman of the Board of Directors or by the chief executive officer.

         SECTION 1.3.      Notice and Purpose of Meetings

         Written notice of the time, place and purpose or purposes of every meeting of shareholders shall be given, not less than ten nor more than 60 days before the meeting, either personally or by mail, to each shareholder of record entitled to vote at the meeting.

         SECTION 1.4.      Quorum and Adjournments

                  (a) A quorum at all meetings of shareholders shall consist of the holders of record of a majority of the shares of the issued and outstanding capital stock of the corporation, entitled to vote thereat, present in person or by proxy, except as otherwise provided by law or the Certificate of Incorporation.

                  (b) A shareholders' meeting may be adjourned to another time or place, and, if no new record date is fixed, it shall not be necessary to give notice of the adjourned meeting if the time and place to which the meeting is adjourned are



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         announced at the meeting at which the adjournment is taken, and at the adjourned meeting only such business is transacted as might have been transacted at the original meeting. If after the adjournment a new record date is fixed by the Board of Directors, notice of the adjourned meeting shall be given to shareholders of record on the new record date entitled to vote. Less than a quorum may adjourn the meeting as herein provided.

         SECTION 1.5.      Organization

         Meetings of the shareholders shall be presided over by the chief executive officer, or, if he is not present, by a chairman to be chosen by a majority of the shareholders entitled to vote who are present in person or by proxy at the meeting. The Secretary of the corporation, or, in his or her absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the meeting shall choose any person present to act as secretary of the meeting.

         SECTION 1.6.      Voting

                  (a) At all meetings of the shareholders the voting need not be by ballot, except that all elections for directors shall be by ballot, and except that the voting shall be by ballot on all other matters upon which voting by ballot is expressly required by the Certificate of Incorporation or by the laws of the State of New Jersey.

                  (b) The poll at all elections of directors shall be open in accordance with the laws of the State of New Jersey.

                  (c) Subject to the foregoing provisions, the right of any shareholder to vote at a meeting of shareholders shall be determined on the basis of the number of shares registered in his or her name on the date fixed as the record date for said meeting.

                  (d) Except as otherwise provided by statute or these By-laws, any matter submitted to a vote of shareholders shall be viva voce unless the person presiding at the meeting determines that the voting shall be by ballot or unless the circumstances are such that the will of the holders of a majority of shares entitled to vote cannot be determined with certainty and the holder of a share entitled to vote or his or her proxy shall demand a vote by ballot. In either of such events a vote by ballot shall be taken.



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         SECTION 1.7.      Selection of Inspectors

                  (a) The Board of Directors may in advance of any shareholders' meeting or any proposed shareholder action without a meeting appoint one or more inspectors to act at the meeting or any adjournment thereof or to receive consents of shareholders. If inspectors are not so appointed for a shareholders' meeting or shall fail to qualify, the person presiding at the shareholders' meeting may, and upon the request of any shareholder entitled to vote thereat shall, make such appointment.

                  (b) In case any person appointed as inspector fails to appear or act, the vacancy may be filled by appointment made by the Board of Directors in advance of the meeting or at the meeting by the person presiding.

                  (c) Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting or in tabulating consents with strict impartiality and according to the best of his or her ability.

                  (d) No person shall be elected a director in an election for which he has served as an inspector.

         SECTION 1.8.      Duties of Inspectors

         The inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting or the shares entitled to consent, the existence of a quorum, the validity and effect of proxies, and shall receive votes or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes or consents, determine the result, and do such acts as are proper to conduct the election or vote or consents with fairness to all shareholders. If there are three or more inspectors, the act of a majority shall govern. On request of the person presiding at the meeting or any shareholder entitled to vote thereat or of any officer, the inspectors shall make a report in writing of any challenge, question or matter determined by them. Any report made by them shall be prima facie evidence of the facts therein stated, and such report shall be filed with the minutes of the meeting.



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                                   ARTICLE II
                                   Directors

         SECTION 2.1. Number, Qualification, Tenure, Term, Quorum, Vacancies, Removal


                  (a) Number, Qualification and Tenure. The business and affairs of the corporation shall be managed by or under the direction of its Board of Directors, consisting of 11 persons. However, effective at 9:30 a.m., Central Daylight Time on May 14, 1999, the Board of Directors shall consist of 12 persons, should an additional director be elected by the shareholders. The number may, from time to time, be increased or decreased by resolution adopted by a majority of the entire Board of Directors, but the number shall not be less than nine nor more than 21. Any directorship to be filled by reason of an increase in the number of directors may be filled by the affirmative vote of two-thirds of the directors in office at the time. Directors shall be at least 25 years of age and need not be United States citizens or residents of New Jersey or shareholders of the corporation.

                  Any outside director shall retire from the Board of Directors at the annual meeting next following their 70th birthday, regardless of the term for which they might have been elected; provided, however, that current outside directors who continue to serve until the annual meeting next following their 68th birthday shall have the option to retire then. Any outside director who ceases to hold the position with the business or professional organization with which such person was associated when most recently elected a director shall automatically be deemed to have offered his or her resignation as a director of the corporation, and the Director and Management Succession Committee shall make a recommendation to the Board of Directors with respect to such resignation; and, if the deemed offer to resign is accepted by the Board of Directors, such resignation shall be effective as of the next annual meeting of shareholders.

                  Any inside director shall retire from the Board of Directors at the annual meeting next following his or her 65th birthday; provided, however, that any inside director who has served as chief executive officer of the corporation and who has been requested by the Board of Directors to do so shall serve until the next annual meeting following his or her 69th birthday, but not thereafter.

                  An inside director is one who is or has been in the full-time employment of the corporation, and an outside director is any other director.

                  (b) Term. Directors shall be divided into three classes, with the term of office of one class expiring each year. Except as otherwise provided in the



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         Certificate of Incorporation or these By-laws, directors shall be chosen at annual meetings of the shareholders, and each director shall be chosen to serve until the third succeeding annual meeting of shareholders following his or her election and until his or her successor shall have been elected and qualified.

                  (c) Quorum. A majority of the members of the Board of Directors then acting, but, in no event less than one-third of the entire Board of Directors, acting at a meeting duly assembled, shall constitute a quorum for the transaction of business. Directors having a personal or conflicting interest in any matter to be acted upon may be counted in determining the presence of a quorum. If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting, without further notice, from time to time until a quorum shall have been obtained.

         SECTION 2.2.      Meetings of the Board of Directors

                  (a) Meetings of the Board of Directors shall be held at such place within or without the State of New Jersey and at such time and date as may from time to time be fixed by the Board of Directors, or, if not so fixed, as may be specified in the notice of the meeting. A meeting of the Board of Directors shall be held without notice immediately after the annual meeting of the shareholders.

                  (b) Regular meetings of the Board of Directors shall be held on such day of such months as may be fixed by the Board of Directors. At any regular meeting of the Board of Directors any business that comes before such meeting may be transacted except where special notice is required by these By-laws.

                  (c) Special meetings of the Board of Directors may be held on the call of the chairman of the Board of Directors, the chief executive officer or any three directors.

                  (d) Notice of each regular meeting of the Board of Directors, other than the meeting following the annual meeting of shareholders, shall be given not less than seven days before the date on which such regular meeting is to be held. Notice of each special meeting of the Board of Directors shall be given to each member of the Board of Directors not less than two days before the date upon which such meeting is held. Notice of any such meeting may be given by mail, telegraph, telephone, telex, facsimile transmission, personal service or by personally advising the director orally. Notice of a meeting of the Board of Directors may be waived in writing before or after the meeting. Meetings may be held at any time without notice if all the directors are present. Notice of special meetings of the Board of Directors shall specify the purpose or purposes of the



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         meeting. Neither the business to be transacted nor the purpose or purposes of any meeting of the Board of Directors need be specified in the notice of regular meetings or in the waiver of notice of any regular or special meeting of the Board of Directors.

                  (e) Notice of an adjourned meeting of the Board of Directors need not be given if the time and place are fixed at the meeting adjourning and if the period of adjournment does not exceed ten days in any one adjournment.

         SECTION 2.3.      Committees of the Board of Directors

                  (a) The Board of Directors, by resolution adopted by a majority of the entire Board of Directors, may appoint from among its members an Executive Committee and one or more other committees, each of which shall have at least three members. To the extent provided in such resolution each such committee shall have and may exercise all the authority of the Board of Directors, except as expressly limited by the New Jersey Business Corporation Act.

                  (b) The Board of Directors, by resolution adopted by a majority of the entire Board of Directors, may: (1) fill any vacancy in any such committee; (2) appoint one or more directors to serve as additional members of any such committee; (3) appoint one or more directors to serve as alternate members of any such committee, to act in the absence or disability of members of any such committee with all the powers of such absent or disabled members; (4) abolish any such committee at its pleasure; and (5) remove any director from membership on such committee at any time, with or without cause.

                  (c) The Executive Committee shall meet at such time or times, and at such place within or outside the State of New Jersey, as it shall designate or, in the absence of such designation, as shall be designated by the person or persons calling the meeting; and it shall make its own rules of procedure. Meetings may be held at any time without notice if all members of the Executive Committee are present, or if at any time before or after the meeting those not present waive notice of the meeting in writing. A majority of the members of the Executive Committee shall constitute a quorum thereof, but at any meeting of the Committee at which all the members are not present no action shall be taken except by the unanimous vote of those present.

                  (d) Meetings of any committee may be called by the chairman of the Board of Directors, the chief executive officer, the chairman of the committee, by any two members of the committee or as provided in the resolution appointing the committee. Notice of such meeting shall be given to each member of the



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         committee by mail, telegraph, telephone, telex, facsimile
         transmission, personal service or by personally advising the member orally. Said notice shall state the time and place of any meeting of any such committee and shall be fixed by the person or persons calling the meeting.

                  (e) Actions taken at a meeting of any committee shall be reported to the Board of Directors at its next meeting following such committee meeting; except that, when the meeting of the Board of Directors is held within two days after the committee meeting, such report shall, if not made at the first meeting, be made to the Board of Directors at its second meeting following such committee meeting.

         SECTION 2.4. Participation in Meetings by Means of Conference Telephone or Similar Instrument

         Where appropriate communication facilities are available, any or all directors may participate in all or any part of a meeting of the Board of Directors or in a meeting of any committee of the Board of Directors by means of a conference telephone or any means of communication by which the persons participating in the meeting are able to hear each other as though he was or they were present in person at such meeting. Such participation without protesting prior to the conclusion of such participation the lack of notice of such meeting shall constitute a waiver of notice by such participating director or directors with respect to business transacted during such participation.

         SECTION 2.5. Action of Board of Directors and Committees Without a Meeting

         Any action required or permitted to be taken pursuant to authorization voted at a meeting of the Board of Directors or any committee of the Board of Directors may be taken without a meeting if, prior or subsequent to such action, all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing and such written consents are filed with the minutes of the proceedings of the Board of Directors or committee.

         SECTION 2.6.  Dividends

         Subject to the provisions of the laws of the State of New Jersey and the Certificate of Incorporation, the Board of Directors shall have full power to determine whether any and, if any, what part of any funds of the corporation shall be declared in dividends and paid to shareholders; the division of the whole or any part of such funds of the corporation shall rest wholly within the lawful discretion of the Board of Directors, and it shall not be required at any time, against such discretion, to divide or pay any part of such funds among or to the shareholders as dividends or otherwise, and the Board of Directors may fix a sum which may be set aside or reserved over and above the capital paid in of the corporation as working capital for the corporation or as a reserve



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for any proper purpose, and from time to time may increase, diminish and vary the same in its absolute judgment and discretion.

         SECTION 2.7.      Conflict of Interest

         No contract or other transaction between the corporation and one or more of its directors, or between the corporation and any domestic or foreign corporation, firm or association of any type or kind in which one or more of its directors are directors or are otherwise interested, shall be void or voidable solely by reason of such common directorship or interest, or solely because such director or directors are present at the meeting of the Board of Directors or a committee thereof which authorizes or approves the contract or transaction, or solely because his or their votes are counted for such purpose, if any of the following is true: (1) the contract or other transaction is fair and reasonable as to the corporation at the time it is authorized, approved or ratified; or (2) the fact of the common directorship or interest is disclosed or known to the Board of Directors or committee and the Board of Directors or committee authorizes, approves, or ratifies the contract by unanimous written consent, provided at least one director so consenting is disinterested, or by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (3) the fact of the common directorship or interest is disclosed or known to the shareholders, and they authorize, approve or ratify the contract or transaction.

         The Board of Directors, by the affirmative vote of a majority of directors in office and irrespective of any personal interest of any of them, shall have authority to establish reasonable compensation of directors for services to the corporation as directors, officers or otherwise.


                                  ARTICLE III
                                    Officers

         SECTION 3.1

                  (a) Corporate Officers. Each year promptly after the annual meeting of the shareholders, the Board of Directors shall elect a Chairman of the Board, a President, one or more Vice Presidents, with such designations, if any, as it may determine, a General Counsel, a Secretary, a Treasurer, and a Controller, and from time to time may elect or appoint one or more Assistants to any of such officers, and such one or more Assistant Secretaries, Assistant Treasurers, and Assistant Controllers, and such other officers, agents, and employees, and with such designations, as it may deem proper. Any two or more offices may be concurrently held by the same person at the same time. The Chairman of the Board and the President shall be chosen from among the directors.



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                  (b)      Group Officers. The chief executive officer of the
         corporation may appoint such officers of any group of the corporation as he may deem proper, except that group senior vice presidents may be appointed only by the Board of Directors. A group officer shall not be an officer of the corporation, and shall serve as an officer only of the group to which he is appointed, but a person who holds a group office may also hold a corporate office or a division office, or both.

                  (c) Division and Business Unit Officers. The chief executive officer of the corporation may appoint such officers of any division or business unit of the corporation as he may deem proper, except that division and business unit chairmen and presidents may be appointed only by the Board of Directors. A division or business unit officer shall not be an officer of the corporation, and shall serve as an officer only of the division or business unit to which appointed, but a person who holds a division or business unit office may also hold a corporate office or a group office, or both.

         SECTION 3.2

                  (a) Term and Removal of Officers of the Corporation. The term of office of all officers shall be one year and until their respective successors are elected and qualify, but any officer may be removed from office, either with or without cause, at any time, by the affirmative vote of a majority of the members of the Board of Directors then in office.

                  (b) Term and Removal of Group and Division Officers. Group senior vice presidents and division chairmen and presidents shall serve at the pleasure of the Board of Directors. Group senior vice presidents and division chairmen and presidents may be removed from office, either with or without cause, at any time, by the Board of Directors. Other group and division officers shall serve at the pleasure of the chief executive officer of the corporation. Any other group or division officer may be removed from office as a group or division officer, either with or without cause, at any time, by the chief executive officer of the corporation.

         SECTION 3.3.

         (a) Chairman of the Board. The Chairman of the Board may execute bonds, mortgages, and bills of sale, assignments, conveyances, and all other contracts, except those required by law to be otherwise signed and executed, or except when the signing and execution thereof when permitted by law shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation. The Chairman of the Board shall preside at all meetings



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of the Board of Directors. The Chairman of the Board shall perform such other duties as may be assigned to him by the Board of Directors.

         (b) Vice Chairman. The Vice Chairman shall advise and counsel with the Chairman of the Board, and with other officers of the corporation on any or all activities in which the corporation may engage, and shall perform such other duties as may be assigned to him by the Chairman of the Board or the Board of Directors.

         SECTION 3.4.      Chief Executive Officer

         The Chief Executive Officer may execute bonds, mortgages, and bills of sale, assignments, conveyances, and all other contracts, except those required by law to be otherwise signed and executed, or except when the signing and execution thereof when permitted by law shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation. The Chief Executive Officer shall be responsible to the Board of Directors for planning and directing the business of the corporation and for initiating and directing those actions essential to its profitable growth and development and shall perform such other duties as may be assigned to him by the Board of Directors.

         SECTION 3.5.      Chief Operating Officer

         The Chief Operating Officer may execute bonds, mortgages, and bills of sale, assignments, conveyances, and all other contracts, except those required by law to be otherwise signed and executed, or except when the signing and execution thereof when permitted by law shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation. The Chief Operating Officer shall, subject to the authority and direction of the Chief Executive Officer, have general and active management of the operating affairs of the corporation and shall carry into effect the resolutions of the Board of Directors and the orders of the Chief Executive Officer with respect to the operating affairs of the corporation.

         SECTION 3.6.      President

         The President may execute bonds, mortgages, and bills of sale, assignments, conveyances, and all other contracts, except those required by law to be otherwise signed and executed, or except when the signing and execution thereof when permitted by law shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation. The President shall perform such other duties as may be delegated to him by the Board of Directors or the Chief Executive Officer.



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         SECTION 3.7.      Chief Administrative Officer

         The Chief Administrative Officer shall be the chief administrative officer of the corporation and shall supervise and manage the administrative affairs of the corporation. He shall supervise and direct those officers and agents of the corporation who are engaged in the administrative affairs of the corporation. He shall perform such functions for the corporation as may be designated by the chief executive officer or the chief operating officer, and shall carry into effect the resolutions of the Board of Directors and the orders of the chief executive officer or the chief operating officer with respect to such functions.

         SECTION 3.8.      Vice Presidents

         Each Vice President of the corporation may execute bonds, mortgages, bills of sale, assignments, conveyances, and all other contracts, except where required by law to be otherwise signed and executed. Each Vice President of the corporation shall perform such functions for the corporation as may be designated by the chief executive officer of the corporation, and shall carry into effect the resolutions of the Board of Directors and the orders of the chief executive officer of the corporation with respect to such functions.

         SECTION 3.9.      General Counsel

         The General Counsel shall be the chief legal officer of the corporation and shall have overall responsibility for all legal affairs of the corporation. The General Counsel shall have management responsibility for the corporation's legal department and its relationships with outside counsel. The General Counsel's duties shall include providing legal advice to corporate and division officers, confirming compliance with applicable laws, overseeing litigation, reviewing significant agreements, participating in important negotiations, and selecting all outside counsel. He shall perform such other functions for the corporation as may be designated by the Board of Directors or the chief executive officer.

         SECTION 3.10.     Secretary

         The Secretary shall keep or cause to be kept the minutes of all meetings of the shareholders, of the Board of Directors, of the Executive Committee, and unless otherwise directed by the Board of Directors, the minutes of meetings of other committees of the Board of Directors. He shall attend to the giving or serving of all notices required to be given by law or by the By-laws or as directed by the Board of Directors or the chief executive officer of the corporation. He shall have custody of the seal of the corporation and shall have authority to affix or cause the same or a facsimile thereof to be affixed to any instrument requiring the seal and to attest the same. He shall perform such other functions for the corporation as may be designated by the Board of Directors or the chief executive officer of the corporation.



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


         SECTION 3.11.     Treasurer

         The Treasurer shall be responsible for safeguarding the cash and securities of the corporation and shall keep or cause to be kept a full and accurate account of the receipts and disbursements of the corporation. He shall perform such other functions for the corporation as may be designated by the Board of Directors or the chief executive officer of the corporation.

         SECTION 3.12.     Controller

         The Controller shall be the principal accounting officer of the corporation, shall have supervision over the accounting records of the corporation and shall be responsible for the preparation of financial statements. He shall perform such other functions for the corporation as may be designated by the Board of Directors or by the chief executive officer of the corporation.

         SECTION 3.13.     Other Officers

         The other officers of the corporation shall have such powers and duties as generally pertain to their respective offices as well as such powers and duties as from time to time may be designated by the Board of Directors or by the chief executive officer of the corporation.

         SECTION 3.14.     Voting Corporation's Securities

         Unless otherwise ordered by the Board of Directors, the chief executive officer or his or her delegate, or, in the event of his or her inability to act, such other officer as may be designated by the Board of Directors to act in the absence of the chief executive officer shall have full power and authority on behalf of the corporation to attend and to act and to vote, and to execute a proxy or proxies empowering others to attend and to act and to vote, at any meetings of security holders of the corporations in which the corporation may hold securities, and at such meetings the chief executive officer or such other officer of the corporation, or such proxy, shall possess and may exercise any and all rights and powers incident to the ownership of such securities, and which as the owner thereof the corporation might have possessed and exercised, if present. The Secretary or any Assistant Secretary may affix the corporate seal to any such proxy or proxies so executed by the chief executive officer or such other officer and attest the same. The Board of Directors by resolution from time to time may confer like powers upon any other person or persons.



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                                   ARTICLE IV

              Indemnification of Directors, Officers and Employees


                  (a) Subject to the provisions of this Article IV, the corporation shall indemnify the following persons to the fullest extent permitted and in the manner provided by and the circumstances described in the laws of the State of New Jersey, including Section 14A:3-5 of the New Jersey Business Corporation Act and any amendments thereof or supplements thereto: (i) any person who is or was a director, officer, employee or agent of the corporation; (ii) any person who is or was a director, officer, employee or agent of any constituent corporation absorbed by the corporation in a consolidation or merger, but only to the extent that (a) the constituent corporation was obligated to indemnify such person at the effective date of the merger or consolidation or (b) the claim or potential claim of such person for indemnification was disclosed to the corporation and the operative merger or consolidation documents contain an express agreement by the corporation to pay the same; (iii) any person who is or was serving at the request of the corporation as a director, officer, trustee, fiduciary, employee or agent of any other domestic or foreign corporation, or any partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, whether or not for profit; and (iv) the legal representative of any of the foregoing persons (collectively, a "Corporate Agent").

                  (b) Anything herein to the contrary notwithstanding, the corporation shall not be obligated under this Article IV to provide indemnification (i) to any bank, trust company, insurance company, partnership or other entity, or any director, officer, employee or agent thereof or (ii) to any other person who is not a director, officer or employee of the corporation, in respect of any service by such person or entity, whether at the request of the corporation or by agreement therewith, as investment advisor, actuary, custodian, trustee, fiduciary or consultant to any employee benefit plan.

                  (c) To the extent that any right of indemnification granted hereunder requires any determination that a Corporate Agent shall have been successful on the merits or otherwise in any Proceeding (as hereinafter defined) or in defense of any claim, issue or matter therein, the Corporate Agent shall be deemed to have been "successful" if, without any settlement having been made by the Corporate Agent, (i) such Proceeding shall have been dismissed or otherwise terminated or abandoned without any judgment or order having been entered against the Corporate Agent, (ii) such claim, issue or other matter therein shall have been dismissed or otherwise eliminated or abandoned as against the Corporate Agent,



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


         or (iii) with respect to any threatened Proceeding, the Proceeding shall have been abandoned or there shall have been a failure for any reason to institute the Proceeding within a reasonable time after the same shall have been threatened or after any inquiry or investigation that could have led to any such Proceeding shall have been commenced. The Board of Directors or any authorized committee thereof shall have the right to determine what constitutes a "reasonable time" or an "abandonment" for purposes of this paragraph (c), and any such determination shall be conclusive and final.

                  (d) To the extent that any right of indemnification granted hereunder shall require any determination that the Corporate Agent has been involved in a Proceeding by reason of his or her being or having been a Corporate Agent, the Corporate Agent shall be deemed to have been so involved if the Proceeding involves action allegedly taken by the Corporate Agent for the benefit of the corporation or in the performance of his or her duties or the course of his or her employment for the corporation.

                  (e) If a Corporate Agent shall be a party defendant in a Proceeding, other than a Proceeding by or in the right of the corporation, and the Board of Directors or a duly authorized committee of disinterested directors shall determine that it is in the best interests of the corporation for the corporation to assume the defense of any such Proceeding, the Board of Directors or such committee may authorize and direct that the corporation assume the defense of the Proceeding and pay all expenses in connection therewith without requiring such Corporate Agent to undertake to pay or repay any part thereof. Such assumption shall not affect the right of any such Corporate Agent to employ his or her own counsel or to recover indemnification under this By-law to the extent that he may be entitled thereto.

                  (f) As used herein, the term "Proceeding" shall mean and include any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding, and any appeal therein and any inquiry or investigation which could lead to such action, suit or proceeding.

                  (g)      The right to indemnification granted under this
         Article IV shall not be exclusive of any other rights to which any Corporate Agent seeking indemnification hereunder may be entitled.



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                                   ARTICLE V
                             Certificates of Stock

         SECTION 5.1.      Transfer of Shares

         Stock of the corporation shall be transferable in accordance with the provisions of Chapter 8 of the Uniform Commercial Code as adopted in New Jersey (N.J.S. 12A:8-101, et seq.) as amended from time to time, except as otherwise provided in the New Jersey Business Corporation Act.

         SECTION 5.2.      Transfer Agent and Registrar

         The Board of Directors may appoint one or more transfer agents and one or more registrars of transfers and may require all stock certificates to bear the signatures of such transfer agent and registrar, one of which signatures may be a facsimile.

         SECTION 5.3.      Fixing Record Date

         For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or allotment of any right, or for the purpose of any other action, the Board of Directors may fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than 60 nor less than ten days before the date of such meeting, nor more than 60 days prior to any other action.

         SECTION 5.4.      Lost, Stolen or Destroyed Certificates

                  (a) Where a certificate for shares has been lost, apparently destroyed, or wrongfully taken and the owner thereof fails to so notify the corporation or the transfer agent of that fact within a reasonable time after he has notice of it and the transfer agent or the corporation registers a transfer of the shares before receiving such a notification, the owner shall be precluded from asserting against the corporation any claim for registering the transfer of such shares or any claim to a new certificate.

                  (b) Subject to the foregoing, where the owner of shares claims that the certificate representing shares has been lost, destroyed or wrongfully taken, the corporation shall issue a new certificate in place of the original certificate if the owner thereof requests the issue of a new certificate before the corporation has notice that the certificate has been acquired by a bona fide purchaser, makes proof in affidavit form, satisfactory to the Secretary or Assistant Secretary of the corporation and to its transfer agent, of his or her ownership of the shares represented by the certificate and that the certificate has been lost, destroyed or wrongfully taken; files an indemnity bond for an open or unspecified amount or if authorized in a specific case by the corporation, for such fixed amount as the chief executive officer, or a Vice President, or the Secretary of the corporation may specify, in such form and with such surety as may be approved by the transfer agent and the Secretary or Assistant Secretary of the corporation, indemnifying the corporation and the transfer agent and registrar of the corporation against all loss, cost and damage which may arise from issuance of a new certificate in place of the original certificate; and satisfies any other reasonable requirements imposed by the corporation or transfer agent. In case of the surrender of the original certificate, in lieu of which a new certificate has been issued, or the surrender of such new certificate, for cancellation, the bond of indemnity given as a condition of the issuance of such new certificate may be surrendered.

                                   ARTICLE VI

                                 Miscellaneous


         SECTION 6.l.      Fiscal Year

         The fiscal year of the corporation shall begin on the first day of January in each year and shall end on the 31st day of December next following, unless otherwise determined by the Board of Directors.

         SECTION 6.2.      Corporate Seal

         The corporate seal of the corporation shall have inscribed thereon the name of the corporation, the year 1956 and the words "Corporate Seal, New Jersey."

         SECTION 6.3.      Delegation of Authority

         Any provision of these By-laws granting authority to the Board of Directors shall not be construed as indicating that such authority may not be delegated by the Board of Directors to a committee to the extent authorized by the New Jersey Business Corporation Act and these By-laws.

         SECTION 6.4       Notices

         In computing the period of time for the giving of any notice required or permitted for any purpose, the day on which the notice is given shall be excluded and the day on which the matter noticed is to occur shall be included. If notice is given by mail, telegraph, telex or facsimile transmission, the notice shall be deemed to be given when deposited in the mail, delivered to the telegraph or telex office or transmitted via facsimile transmitter, addressed to the person to whom it is directed at his or her last address as it appears on the records of the corporation, with postage or charges prepaid thereon; provided, however, that notice must be given by telegraph, telephone, telex, facsimile transmission, personal service or by personally advising the person orally when, as authorized in these By-laws, less than three days' notice is given. Notice to a shareholder shall be addressed to the address of such shareholder as it appears on the stock transfer records of the corporation.

                                  ARTICLE VII
                          By-Laws and Their Amendments

         Subject to the rights, if any, of the holders of any series of Preference Stock then outstanding, the By-laws of the corporation shall be subject to alteration, amendment or repeal, and new By-laws not inconsistent with any provisions of the Certificate of Incorporation and not inconsistent with the laws of the State of New Jersey may be made, either by the affirmative vote of a majority of the votes cast at any annual or special meeting of shareholders by the holders of shares entitled to vote thereon, or, except with respect to By-laws adopted by the shareholders of the corporation which by their terms may not be altered, amended or repealed by the Board of Directors, by the affirmative vote of a majority of the whole Board of Directors at any regular or special meeting of the Board of Directors.

                                  ARTICLE VIII
                               National Emergency

         For the purpose of this Article VIII a national emergency is hereby defined as any period following an enemy attack on the continental United States of America or any nuclear or atomic disaster as a result of which and during the period that communication or the means of travel among states in which the corporation's plants or offices are disrupted or made uncertain or unsafe. Persons not directors of the corporation may conclusively rely upon a determination by the Board of Directors of the corporation, at a meeting held or purporting to be held pursuant to this Article VIII that a national emergency as hereinabove defined exists regardless of the correctness of such determination. During the existence of a national emergency under the foregoing provisions of this Article VIII the following provisions shall become operative but no other provisions of these By-laws shall become inoperative in such event unless directly in conflict with this Article VIII or action taken pursuant hereto:

                  (a) When it is determined in good faith by any director that a national emergency exists, special meetings of the Board of Directors may be called by such director and at any such special meeting two directors shall constitute a quorum for the transaction of business including without limiting the generality hereof the filling of vacancies among directors and officers of the corporation and the election of additional officers. The act of a majority of the directors present thereat shall be the act of the Board of Directors. If at any such special meeting of the Board of Directors there shall be only one director present such director present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given of any such adjournment. The director calling any such special meeting shall make a reasonable effort to notify all other directors of the time and place of such special meeting, and such effort shall be deemed to constitute the giving of reasonable notice of such special meeting and every director shall be deemed to have waived any requirement, of law or otherwise, that any other notice of such special meeting be given. The directors present at any such special meeting shall make reasonable effort to notify all absent directors of any action taken thereat, but failure to give such notice shall not affect the validity of the action taken at any such meeting. Any action taken at any such special meeting may be conclusively relied upon by all directors, officers, employees, and agents of, and all persons dealing with, the corporation.

                  (b) The Board of Directors shall have the power to alter, amend, or repeal any Articles of these By-laws by the affirmative vote of at least two-thirds of the directors present at any special meeting attended by two or more directors and held in the manner prescribed in paragraph (a) of this Article, if it is determined in good faith by said two-thirds that such alteration, amendment or repeal would be conducive to the proper direction of the corporation's affairs.



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